NOTICE OF EXERCISE OF OPTION


     The undersigned, Single Source Financial Services Corporation, a New York corporation ("SSFS"), the holder of an option pursuant to that certain First Restated Letter of Intent dated April 29, 2002 (the "Restated LOI") by and between SSFS, CardReady International, Inc., a California corporation ("CardReady") and MBBRAMAR, INC., a California corporation ("MBB"), hereby irrevocably elects to exercise its rights under the Restated LOI to purchase all of MBB's interest in CardReady in exchange for the issuance of four million
(4,000,000)  shares  of  common  stock  of  SSFS.

     SSFS will cause to be prepared a Purchase Agreement which will set forth all of the terms and conditions of the acquisition, and which will, upon its execution, replace the Restated LOI. SSFS anticipates that a formal closing of the acquisition will take place approximately one hundred twenty (120) days from the date hereof.

     Executed  this  29th  day  of  April,  2002,  at Beverly Hills, California.


                              Single Source Financial Services Corporation, a New York corporation

                              /s/  Arnold  F.  Sock
                              ______________________________________
                              By:     Arnold  F.  Sock
                              Its:     President